SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                              (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e) (2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12


                    CORNERSTONE REALTY INCOME TRUST, INC.


               (Name of Registrant as Specified In Its Charter)


                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed
----------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                    CORNERSTONE REALTY INCOME TRUST, INC.
                                APRIL 4, 1997
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, MAY 6, 1997

   The Annual Meeting of Shareholders of Cornerstone Realty Income Trust, Inc. (the "Company") will be held at The Cornerstone, 107 West Broad Street, Richmond, Virginia 23220, on Tuesday, May 6, 1997 at 3:00 p.m. for the following purposes:

   1. To elect two (2) directors, each to serve for an ensuing three-year term.

   2. To transact such other business as may properly come before the meeting.

   The holders of common shares of record at the close of business on March 31, 1997 are entitled to vote at the meeting. If you are present at the meeting, you may vote in person even though you have previously delivered your proxy.

   The proxy card with which to vote your shares is located in the window pocket of the envelope in which these proxy materials were mailed. If necessary, an additional proxy card may be obtained by calling David S. McKenney, Vice President of Investor Services, at (804) 643-1761.

                                             By Order of the Board of Directors

                                             /s/ Stanley J. Olander, Jr.

                                             Stanley J. Olander, Jr.
                                             Secretary

   WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                    CORNERSTONE REALTY INCOME TRUST, INC.
                               PROXY STATEMENT
                                APRIL 4, 1997

GENERAL

   The enclosed proxy is solicited by the directors of Cornerstone Realty Income Trust, Inc. (the "Company") for the Annual Meeting of Shareholders to be held at The Cornerstone, 107 West Broad Street, Richmond, Virginia 23220, on Tuesday, May 6, 1997 at 3:00 p.m. (the "Annual Meeting"). The proxy may be revoked at any time prior to voting thereof by giving written notice to the Company of intention to revoke or by conduct inconsistent with continued effectiveness of the proxy, such as delivery of a later dated proxy or appearance at the meeting and voting in person the shares to which the proxy relates. Shares represented by executed proxies will be voted, unless a different specification is made therein, FOR election as directors of the persons named therein.

   This proxy statement and the enclosed proxy were mailed on April 6, 1997 to shareholders of record at the close of business on March 31, 1997 (the "Record Date"). In conjunction therewith, the Company mailed to each shareholder of record as of the Record Date an Annual Report that includes audited financial statements for the year ended December 31, 1996.

   At the close of business on the Record Date, the Company had 28,500,462 common shares ("Shares") outstanding and entitled to vote. Each Share has one vote on all matters, including those to be acted upon at the Annual Meeting. The holders of a majority of such Shares present at the Annual Meeting in person or represented by proxies constitute a quorum. If a quorum is present, the affirmative vote of a majority of Shares at the Annual Meeting is required to elect directors. Shareholders who wish to abstain from voting on the election of directors may do so by specifying that their vote for either or both of the nominees be withheld in the manner provided in the enclosed proxy, and the Shares otherwise votable by such shareholders will not be included in determining the number of Shares voted for such nominees. The Company will comply with instructions in a proxy executed by a broker or other nominee shareholder that fewer than all of the Shares of which such shareholder is the holder of record on the Record Date are to be voted on a particular matter. All such Shares which are not voted will be treated as Shares as to which vote has been withheld.

   The mailing address of the Company is 306 East Main Street, Richmond, Virginia 23219. Notice of revocation of proxies should be sent to that address, to the attention of David S. McKenney.

   THE COMPANY WILL PROVIDE SHAREHOLDERS, WITHOUT CHARGE (EXCEPT FOR EXHIBITS), A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE
FINANCIAL STATEMENTS AND SCHEDULES THEREIN, ON WRITTEN REQUEST TO STANLEY J. OLANDER, JR., SECRETARY OF THE COMPANY, AT THE MAILING ADDRESS FOR THE COMPANY SET FORTH ABOVE.

OWNERSHIP OF EQUITY SECURITIES

   "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission.

   As of the Record Date, there are no shareholders known to the Company who own beneficially more than 5% of the outstanding Shares. Beneficial Ownership of Shares held by directors and executive officers of the Company as of the Record Date are indicated in the table below. Each person named in the table and included in the director/officer group has sole voting and investment powers as to such Shares, or shares such powers with his or her spouse and minor children, if any.

                                                   NUMBER OF
                                                     SHARES
                                                  BENEFICIALLY   PERCENT OF
                      NAME                          OWNED(1)        CLASS
-----------------------------------------------  -------------- ------------
Glenn W. Bunting, Jr...........................     11,762.00        *
Leslie A. Grandis..............................     12,429.08        *
Glade M. Knight(2).............................  1,270,571.41       4.427%
Penelope Ward Kyle.............................     12,412.89        *
Stanley J. Olander, Jr.........................    146,781.34        *
Harry S. Taubenfeld............................     37,514.50        *
Martin Zuckerbrod..............................     36,152.35        *
Debra A. Jones.................................    145,758.61        *
                                                -------------
All directors and executive officers as a
group..........................................  1,673,382.18       5.831%
----------
    * Less than one percent of outstanding Shares.

(1) Includes Shares that may be acquired upon the exercise of stock options, as follows: Messrs. Bunting and Grandis and Ms. Kyle -- 11,762 Shares each; Mr. Knight -- 54,264 Shares; Mr. Olander and Ms. Jones -- 29,586 Shares each; and Messrs. Taubenfeld and Zuckerbrod -- 24,757 Shares each.

(2) Number of Shares beneficially owned by Mr. Knight includes 700,000 Shares to be issued to an affiliate of Mr. Knight on or before September 30, 1997 in connection with the Company's conversion to self-administration. See "Certain Relationships and Agreements -- Conversion to Self-Administration." Number of Shares beneficially owned by Mr. Knight also includes 673.58 Shares owned by a corporation wholly owned by him.

ELECTION OF DIRECTORS

   NOMINEES FOR DIRECTORS. At the Annual Meeting two (2) directors are to be elected, each to hold office for an ensuing three-year term, or until his successor is duly elected and qualified, except in the event of death, resignation or removal. The nominees selected by the Board of Directors are Stanley J. Olander, Jr. and Martin Zuckerbrod. If elected, Messrs. Olander and Zuckerbrod will serve until the Annual Meeting of Shareholders in the year 2000.


   Of the directors whose terms do not expire in 1997, Mr. Taubenfeld and Ms. Kyle will serve until the 1998 Annual Meeting of Shareholders, and Messrs. Bunting, Grandis and Knight will serve until the 1999 Annual Meeting of Shareholders.

   Unless otherwise specified, proxies solicited hereby will be voted FOR the election of the nominees listed, except that in the event either of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any nominee named herein unavailable. Each of the nominees is now a member of the Board of Directors.

   The nominees, their ages, the year of election of each to the Board of Directors of the Company, their principal occupations during the past five years or more, and directorships of each in public companies in addition to the Company are as follows:

   STANLEY J. OLANDER, JR., 42, is Chief Financial Officer and Secretary of the Company. From June 1991 through August 1996, Mr. Olander was employed by Cornerstone Realty Group, Inc. Through Cornerstone Realty Group, Inc., Cornerstone Management Group, Inc. and Cornerstone Advisors, Inc., which had contracts to provide management and administration services to the Company, Mr. Olander provided the same general types of services as he now provides as the Company's Chief Financial Officer. Mr. Olander has held various executive positions in real estate companies organized by Glade M. Knight since 1981. Mr. Olander was first elected to the Board of the Company in 1992 and his term expires in 1997. Mr. Olander has been the Company's Chief Financial Officer since September 1, 1996, and serves in such capacity under an employment agreement which has a five-year term ending on August 31, 2001.

   MARTIN ZUCKERBROD, 66, has practiced law, and been involved in mortgage and real estate investment activities, in the firm of Zuckerbrod & Taubenfeld of Cedarhurst, New York since 1959. He has practiced law since 1956. Mr. Zuckerbrod's areas of professional concentration are real estate and commercial law. Mr. Zuckerbrod also serves as a judge in the Village of Cedarhurst, New York. Mr. Zuckerbrod was first elected to the Board of the Company in 1992 and his term expires in 1997.

   OTHER DIRECTORS AND OFFICERS. The following are the directors of the Company whose terms expire after 1997 and the other executive officers of the Company:

   Glade M. Knight, 53, is Chairman, Chief Executive Officer and President of the Company. Since 1972, Mr. Knight has held executive and/or ownership positions in several corporations involved in the management of and investment in real estate. Mr. Knight is also a director, Chairman of the Board and President of Apple Residential Income, Trust, Inc. Mr. Knight was first elected to the Board of the Company in 1989 and his term expires in 1999. Mr. Knight serves as Chief Executive Officer and President of the Company under an employment agreement which has an initial one-year term ending on August 31, 1997, and which may be extended by the Company for up to four additional one-year terms.

   Debra A. Jones, 42, is the Chief Operating Officer of the Company. From June, 1991 through August 1996, Ms. Jones was employed by Cornerstone Realty Group, Inc. Through Cornerstone Realty Group, Inc., Cornerstone Management Group, Inc. and Cornerstone Advisors, Inc., which had contracts to provide management and administration services to the Company, Ms. Jones provided the same general types of services as she now provides as the Company's Chief Operating Officer. Ms. Jones has held executive positions in real estate companies organized by Mr. Knight since 1979. Ms. Jones has been the Company's Chief Operating Officer since September 1, 1996 , and serves in such capacity under an employment agreement which has a five-year term ending on August 31, 2001.

   Glenn W. Bunting, Jr., 52, is a director of the Company. He has been President of American KB Properties, Inc., which develops and manages shopping centers, since 1985. He has been President of G.B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. Mr. Bunting was first elected to the Board of the Company in 1993 and his term expires in 1999.

   Leslie A. Grandis, 52, is a director of the Company. He has been a partner in the law firm of McGuire, Woods, Battle & Boothe, L.L.P. in Richmond, Virginia since 1974. Mr. Grandis concentrates his practice in the areas of corporate finance and securities law. He is a director of Markel Corporation and CSX Trade Receivables Corporation. Mr. Grandis was first elected to the Board of the Company in 1993 and his term expires in 1999.

   Penelope W. Kyle, 49, is a director of the Company. Ms. Kyle has been the director of the Virginia Lottery since September 1, 1994. Ms. Kyle worked in various capacities for CSX Corporation and its affiliated companies from 1981 until August 1994. She served as Vice President, Administration and Finance for CSX Realty, Inc. beginning in 1991, as Vice President, Administration for CSX Realty, Inc. from 1989 to 1991, and as Assistant Vice President and Assistant to the President for CSX Realty, Inc. from 1987 to 1989. Ms. Kyle is also a director of Apple Residential Income Trust, Inc. Ms. Kyle was first elected to the Board of the Company in 1993 and her term expires in 1998.

   Harry S. Taubenfeld, 67, is a director of the Company. Mr. Taubenfeld has practiced law, and been involved in mortgage and real estate investment activities, in the firm of Zuckerbrod & Taubenfeld of Cedarhurst, New York since 1959, and has practiced law since 1956. Mr. Taubenfeld specializes in real estate and commercial law. Mr. Taubenfeld is a Trustee of the Village of Cedarhurst, New York, and a past President of the Nassau County Village Officials. Mr. Taubenfeld was first elected to the Board of the Company in 1992 and his term expires in 1998.

COMMITTEES OF THE BOARD

   The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee as its standing committees. The Board of Directors has no nominating committee.

   The Executive Committee has, to the extent permitted by law, all powers vested in the Board of Directors except such powers specifically denied the Committee under the Company's Bylaws or by law. Messrs. Bunting, Knight and Zuckerbrod are the members of the Executive Committee.

   The Audit Committee oversees the relationship between the Company and its independent auditors, monitors the reasonableness of Company expenses and declares distributions to shareholders. Messrs. Taubenfeld and Zuckerbrod and Ms. Kyle are the members of the Audit Committee.

   The Compensation Committee administers the Company's incentive and stock option plans, and oversees the compensation and reimbursement of directors and officers of the Company. The members of the Compensation Committee are Mr. Grandis and Ms. Kyle.

   During 1996, the Board of Directors held four meetings and the Executive Committee held eight meetings. The Audit Committee met four times during the year and the Compensation Committee met two times. Each director attended at least 75% of the aggregate of the number of meetings of the Board and of the committees to which he or she was assigned.

COMPENSATION OF DIRECTORS

   During 1996, independent directors received annual directors' fees of $2,000 plus $500 for each meeting of the Board and $100 for each committee meeting attended. Independent directors received an additional $1,000 for serving on the Executive Committee in 1996. Non-independent directors received no compensation from the Company for their service as directors. All directors were reimbursed by the Company for their travel and other out-of-pocket expenses incurred in attending meetings of the directors or a committee and in conducting the business of the Company.

   Effective January 1, 1997, the annual fee for independent directors increased to $10,000, payable $5,000 in cash and $5,000 in Shares. The annual fee will be paid in four equal quarterly installments. The Shares will be valued at the current market price at the time of issuance. Also, effective January 1, 1997, independent directors will not receive any compensation for attending a committee meeting if it occurs on the same day as a meeting of the entire Board of Directors.

   In addition, in 1996, each independent director received an option to purchase 3,624 Shares, exercisable at $11 per Share. Independent directors will receive additional Share options in 1997 and future years under the Company's Non-Employee Directors Stock Option Plan.

EXECUTIVE OFFICERS

   The Company's executive officers are Glade M. Knight, Debra A. Jones and Stanley J. Olander, Jr. Information with regard to Messrs. Knight and Olander and Ms. Jones is set forth above under the caption "Election of Directors."

COMPENSATION OF EXECUTIVE OFFICERS

   GENERAL. The Company did not pay salaries to its officers for the period before September 1, 1996. During such prior period, the Company operated as an "externally-advised" and "externally-managed" real estate investment trust ("REIT"). Effective October 1, 1996 the Company converted to "self-administered" and "self-managed" status. See "Certain Relationships and Agreements." In connection with this change, the Company entered into employment agreements with Messrs. Knight and Olander and Ms. Jones, each of whom had previously served as the principal executive officers of the Company's advisory and management companies.

   The following table sets forth the compensation awarded by the Company to the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer (collectively the "Named Executive Officers") during the fiscal year ending December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                  LONG-TERM COMPENSATION AWARDS
                             -------------------------------------------  ------------------------------
                                                                                               SECURITIES
     NAME AND PRINCIPAL                                   OTHER ANNUAL    RESTRICTED SHARE     UNDERLYING
          POSITION          SALARY($)(1)  BONUS($)(2)    COMPENSATION(3)    AWARDS($)(4)       OPTIONS(#)
---------------------------  ----------- -----------     --------------- -----------------    ------------
Glade M. Knight
Chairman and Chief
Executive Officer..........  70,000 (5)       --                 --              --              80,440
Debra A. Jones
Chief Operating Officer ...  40,000 (6)       --                 --              --              44,310
Stanley J. Olander, Jr.
Chief Financial Officer ...  40,000 (6)       --                 --              --              44,310
----------

(1)  Amounts  given are for the period  September 1, 1996  through  December 31,
     1996.

(2) Bonuses may be awarded in 1997 and in future years in the discretion of the Board of Directors.

(3) The Company provides each of the Named Executive Officers with use of a Company automobile, and pays premiums for term life, disability and health insurance for the Named Executive Officers. The value of such items was less than the lesser of either $50,000 or 10% of the total salary and bonus of the Named Executive Officer in 1996.

(4) At December 31, 1996, Mr. Knight held 5,000 restricted Shares issued under the Company's Incentive Plan and each of Ms. Jones and Mr. Olander held
     2,500 restricted Shares issued under the Incentive Plan. All of these restricted Shares were issued on July 1, 1995 and vest in equal 1/5 portions on July 1 of each year from 1995 through 1999, inclusive. If the holder of such restricted Shares ceases to be either an officer or employee of the Company for any reason other than death or permanent disability, the unvested restricted Shares will revert to the Company. Distributions are payable on all of these restricted Shares, both vested and unvested. As of the date of this Proxy Statement, there is and has been no public market for the Shares. Thus, the value of the restricted Shares awarded under the Incentive Plan at the end of 1996 is indeterminate.

(5)  Annualized salary of $210,000.

(6)  Annualized salary of $120,000.

   The following table sets forth information with respect to the exercisability of the Share options held by the Named Executive Officers during the year ended December 31, 1996.

                     AGGREGATED OPTION EXERCISES IN 1996
                       AND 1996 YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                           UNDERLYING
                              SHARES                  UNEXERCISED OPTIONS AT          VALUE OF UNEXERCISED
                             ACQUIRED       VALUE            YEAR-END                OPTIONS AT YEAR END($)
          NAME             ON EXERCISE    REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE(1)   UNEXERCISABLE(1)
-----------------------  --------------- ---------- -----------  -- ----------  --------------  -----------------
Glade M. Knight........        --              --       54,264        26,176         --                 --
Debra A. Jones.........        --              --       29,586        14,724         --                 --
Stanley J. Olander,
Jr.....................        --              --       29,586        14,724         --                 --

   (1) The exercise price of each exercisable option referred to in the table is $11.00 per Share. The exercise price of one half of the unexercisable options referred to in the table will equal the fair market value of the Shares on September 8, 1997, and the exercise price of the other one half of the unexercisable options referred to in the table will equal the fair market value of the Shares on September 9, 1997. As of the date of this Proxy Statement, there is and has been no public market for the Shares. Thus, the value of the options at the end of 1996 is indeterminate.

   EMPLOYMENT AGREEMENTS. Each of Glade M. Knight, Debra A. Jones and Stanley J. Olander, Jr. has, effective September 1, 1996, entered into an employment agreement with the Company. Mr. Knight's employment agreement has a term of one year, but may be extended by the Company for up to four additional one-year terms. The employment agreements with Ms. Jones and Mr. Olander have five year terms ending on August 21, 2001. Mr. Olander and Ms. Jones are obligated to devote all of their business time to the Company. Mr. Knight is not similarly restricted, although he has agreed to devote as much of his attention and energies to the business of the Company as is reasonably required in the judgment of him and the Board of Directors.

   Each employment agreement contains a limited non-compete provision. The officer agrees that during the term of his or her employment, and for a period of one year thereafter if the officer terminates his or her employment, such officer will not be employed by or affiliated with a business that competes with the Company in Virginia, North Carolina, or South Carolina, or solicit or attempt to solicit any person employed by the Company to leave such employment for employment with a competing business. Notwithstanding the foregoing, Mr. Knight will be permitted (1) to continue to act as a general partner of various real estate partnerships in which he was a general partner as of September 1, 1996, and (2) to pursue other ventures, including without limitation real estate ventures, except any such ventures that compete with the Company in Virginia, North Carolina or South Carolina.

   Each employment agreement terminates automatically upon the officer's death. The Company is obligated to pay to the decedent's personal representative an amount equal to the decedent's current annual salary in a one-time lump sum payment.

   The Company may also terminate the officer's employment and the Company's obligations under the employment agreement in the event of the "disability" of the officer or for "cause," as defined in the agreement. "Disability" means inability to perform the essential functions of the position, after reasonable accommodation in accordance with the Americans with Disabilities Act, if such a disability results from a physical or mental impairment which can be expected to result in death or to continue for at least six consecutive months. In the event of termination for disability, the Company must pay the officer or his representative an amount equal to the officer's current annual salary in a one-time lump sum payment. "Cause" is defined in the employment agreement as including continued or deliberate neglect of duties, willful misconduct of the officer injurious to the Company, violation of any code or standard of ethics applicable to Company employees, active disloyalty to the Company, conviction of a felony, habitual drunkenness or drug abuse, excessive absenteeism unrelated to a disability, or breach by the officer of the employment agreement. If the Company terminates the officer for "cause," it will have no further obligation to the officer except under any applicable benefits policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Company's Compensation Committee is comprised of Leslie A. Grandis and Penelope W. Kyle. Leslie A. Grandis is also a partner in the law firm of McGuire, Woods, Battle & Boothe, L.L.P., which serves as general counsel to the Company. The representation of the Company by McGuire, Woods, Battle & Boothe, L.L.P. is expected to continue in 1997. Ms. Kyle's husband is also a partner in McGuire, Woods, Battle & Boothe, L.L.P.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Company's Compensation Committee determines compensation arrangements for the Company's executive officers and administers the Company's Incentive Plan, pursuant to which Share options and restricted Shares may be issued to eligible officers and employees.

   The Company did not pay salaries to its executive officers during the period preceding September 1, 1996. See "Certain Relationships and Agreements -- Conversion to Self-Administration." As of that date, the Company entered into employment agreements with the Company's Chief Executive Officer (Mr. Knight), Chief Operating Officer (Ms. Jones) and Chief Financial Officer (Mr. Olander). See "Compensation of Executive Officers - Employment Agreements." The initial annual salary payable to Mr. Knight is $210,000, and the initial annual salary payable to each of Ms. Jones and Mr. Olander is $120,000.

   Under the employment agreements, the Company is required to review the performance of the executive officer at the end of each fiscal year of the Company and, in its sole discretion and based on the executive officer's performance and the financial condition of the Company, may either maintain or increase the executive officer's salary. In addition, each executive officer is eligible to receive an annual bonus determined by the Company. The Company expects that these decisions will be made on its behalf by the Compensation Committee. As of the date of this Proxy Statement, no decision has been made regarding any increase in annual salary or the granting of any bonus to any of the executive officers.

   The initial annual salaries for the executive officers were set at a level believed to be at the low end of the range of salaries paid to comparable officers of comparable companies. In determining comparable salaries, the Compensation Committee reviewed certain salary surveys, including a survey of the National Association of Real Estate Investment Trusts reporting on salaries in other REITs, as well as salaries of officers of other REITs presented by Company management as being comparable. The intent of the Compensation Committee was to set initial salaries at a level low enough to permit subsequent increases based on executive officer and Company performance that will eventually result in Company salaries generally being similar to those in comparable REITs.

   Given the Company's short history of paying salaries to its executive officers, the Compensation Committee is still formulating the criteria to be used in determining salary increases and bonuses. However, the Compensation Committee generally expects to establish criteria to help the Company achieve its business objectives by: (1) designing performance-based compensation standards that align the interests of management with the interests of shareholders; (2) providing compensation increases and incentive compensation that vary directly with both Company financial performance and individual contributions to that performance by the executive officer; and (3) linking executive officer compensation to elements that affect both short- and long-term Share price performance. As appropriate, the Compensation Committee will also consider whether compensation levels are sufficient to attract and retain superior executive officers in a competitive environment.


                                                       Leslie A. Grandis
                                                       Penelope W. Kyle

                              PERFORMANCE GRAPH

   The following graph compares the cumulative total shareholder returns, over the periods presented, on the Company's Shares, the Standard & Poor's Composite Index of 500 Stocks and the SNL Multi-Family REITs Index (which is an index of 37 other REITs).

   The indicated values are based on share price appreciation plus dividends, which are assumed to be reinvested. Since the Company's Shares have had no public trading market, no Share price appreciation is included in the values plotted for the Company. Dividends of the Company are assumed to be reinvested in Shares, which are assumed to have a value equal to the price at which offered to the public. Accordingly, the other indices are not necessarily comparable to the Company's graph. Also, the historical information set forth below is not necessarily indicative of future performance.




                                GRAPHIC OMITTED



Index                                      12/31/93     6/30/94   12/31/94      6/30/95     12/31/95      6/30/96      12/31/96
-------------------------------            --------     -------   --------      -------     --------      -------      --------
Cornerstone Realty Income Trust              100.00      103.31     107.44       111.46       116.59       121.04        126.77
S&P 500                                      100.00       96.61     101.32       121.80       139.39       153.45        171.26
SNL Multi-Family REITs Index                 100.00      101.09     101.59       103.25       116.26       124.31        152.34



CERTAIN RELATIONSHIPS AND AGREEMENTS

   CONVERSION TO SELF-ADMINISTRATION. Before October 1, 1996, the Company operated as an "externally-advised" and "externally-managed" REIT. Cornerstone Advisors, Inc. served as the advisor to the Company, Cornerstone Management Group, Inc. served as the manager of the properties, and property acquisition services were provided to the Company by Cornerstone Realty Group, Inc. Glade M. Knight owned all of the stock of Cornerstone Advisors, Inc., Cornerstone Management Group, Inc. and Cornerstone Realty Group, Inc. (collectively, the "External Companies").

   Before October 1, 1996, the Company entered into a separate management contract with Cornerstone Management Group, Inc. with respect to each property acquired. Under the terms of these agreements, the Company was obligated to pay Cornerstone Management Group, Inc. a management fee equal to 5% of gross rental income from the related property plus certain expenses. Under the terms of the advisory agreement with Cornerstone Advisors, Inc., the Company was obligated to pay to Cornerstone Advisors, Inc. an annual advisory fee of up to 0.25% of the Company's assets based on certain performance criteria. Under the terms of the acquisition agreement with Cornerstone Realty Group, Inc., the Company was obligated to pay Cornerstone Realty Group, Inc. a brokerage commission of 2% of the gross purchase price of each property acquisition.

   In 1996, the Company paid Cornerstone Management Group, Inc. $1,243,215, paid Cornerstone Advisors, Inc. $295,759, and paid Cornerstone Realty Group, Inc. $1,957,624 in fees and expense reimbursements under the agreements between the Company and the External Companies.

   As of September 1, 1996, the Company agreed with the External Companies on a series of related transactions, the effect of which was to convert the Company into a "self-administered" and "self-managed" REIT effective October 1, 1996. The transactions were unanimously approved by the Board of Directors, which relied in part upon a "fairness opinion" issued by an accounting firm engaged by the Board of Directors. The conversion was approved by the Board of Directors because it was determined to be in the best interests of the Company and the shareholders for property acquisition, property management and Company administration to be performed by the Company's own officers and employees, rather than through contracts with the External Companies.

   To effect the conversion, the Company agreed to issue 1,400,000 Shares to Cornerstone Management Group, Inc. in exchange for the assignment by such company of all of its rights and interests in, to and under it management agreements with the Company. On October 1, 1996, the Company issued 700,000 Shares, and the balance of such Shares will be issued on September 30, 1997. No distributions are payable with respect to the 700,000 unissued Shares until they are issued. However, there are no conditions to the issuance of the deferred Shares other than the passage of time.

   In addition, the Company paid to Cornerstone Realty Group, Inc. and Cornerstone Advisors, Inc. an aggregate of $1,325,000 in exchange for the assignment by them of all of their rights and interests in the property acquisition agreement and advisory agreement with the Company. Also on such date, the Company paid to Cornerstone Realty Group, Inc. $100,000 and paid to Glade M. Knight $350,000 for the personal property and building, respectively, located at 306 East Main Street, Richmond, Virginia, which previously had served as the principal executive office of the External Companies. This space now serves as the principal executive office of the Company. Finally, the Company paid approximately $138,000 to certain lenders, representing the balance owned by Cornerstone Realty Group, Inc. on certain automobile loans, in exchange for the conveyance of seven automobiles by it to the Company.

   Although Mr. Knight owned all of the shares of each of the External Companies, Mr. Knight held a portion of the shares in such companies for the benefit of Ms. Jones and Mr. Olander. Mr. Knight transferred 109,091 Shares and $100,000 cash to each of these officers from the proceeds of the transactions described above.

   Immediately following the assignment by each of the External Companies of its rights and interests in its respective agreement with the Company, the Company terminated each such agreement. Furthermore, as of September 1, 1996, the Company entered into employment agreements with Mr. Knight, Mr. Olander and Ms. Jones. See "Compensation of Executive Officers -- Employment Agreements."

   APPLE RESIDENTIAL INCOME TRUST. Currently, Mr. Knight owns all of the outstanding shares of Apple Realty Group, Inc. ("ARG"), the company that provides property acquisition services to Apple Residential Income Trust, Inc. On or before the closing of the offering of Shares of the Company being undertaken as of the date of this Proxy Statement, the Company will acquire from Mr. Knight all of the assets of ARG in exchange for $350,000 in cash and Shares valued at $1,650,000. The number of Shares issued will be based upon the public offering price in such offering, net of underwriting discounts and commissions. The sole material asset of ARG is its Property Acquisition/Disposition Agreement with Apple and the Company will succeed by assignment to the rights, powers, benefits, duties and obligations of ARG under the Property Acquisition/Disposition Agreement. The acquisition of the assets of ARG was unanimously approved by the Company's Board of Directors.

   OTHER RELATIONSHIPS. Messrs. Zuckerbrod and Taubenfeld are principals in the law firm of Zuckerbrod & Taubenfeld of Cedarhurst, New York, which acted as counsel to the Company in connection with the Company's acquisition of certain of its real properties in 1996 and received legal fees totaling approximately $210,000. This law firm is expected to render additional services to the Company in 1997 and will receive compensation for such services.

   As  noted  above,  under  "Compensation   Committee  Interlocks  and  Insider
Participation," Mr. Grandis, who is a director of the Company, is also a partner in the law firm of McGuire, Woods, Battle

& Boothe, L.L.P., which serves as general counsel to the Company. Such representation is expected to continue in 1997. The husband of Penelope W. Kyle, who is a director of the Company, is also a partner in McGuire, Woods, Battle & Boothe, L.L.P.

INDEPENDENT PUBLIC ACCOUNTANT

   The firm of Ernst & Young LLP served as independent auditors for the Company in 1996. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. He will have an opportunity to make a statement if he so desires and will be available to answer appropriate questions from shareholders. The Board of Directors is expected to retain Ernst & Young LLP as the Company's independent auditors for 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

   The following persons failed to file on a timely basis certain reports required by Section 16(a) of the Securities Exchange Act of 1934 during the Company's most recent fiscal year (with the parenthetical numbers indicating, respectively, the number of late reports and the number of transactions that were not filed on a timely basis): Glenn W. Bunting, Jr. (1, 1), Leslie A. Grandis (4, 4), Glade M. Knight (3, 6), Penelope W. Kyle (4, 4), Harry S. Taubenfeld (4, 4), Martin Zuckerbrod (4, 7), Debra A. Jones (2, 6), William P. Graham (former director) (1, 1), Philip H. Kirkpatrick (former director) (1, 2), and Edward L. Marcus (former director) (1, 1).

MATTERS TO BE PRESENTED AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS

   Any qualified shareholder wishing to make a proposal to be acted upon at the Annual Meeting of Shareholders in 1998 must submit such proposal, to be considered by the Company for inclusion in the Proxy Statement, to the Company at its executive office in Richmond, Virginia, no later than December 4, 1997.

OTHER MATTERS

   Management knows of no matters other than those stated above likely to be brought before the Annual Meeting. However, if any matters not now known come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the Shares represented by such proxy on such matters in accordance with their best judgment.

   THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY CARD TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY CARD IMMEDIATELY.

P R O X Y

                    CORNERSTONE REALTY INCOME TRUST, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints David S. McKenney and Martin B. Richards as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the common shares of Cornerstone Realty Income Trust, Inc. held of record by the undersigned on March 31, 1997 at the annual meeting of shareholders to be held on May 6, 1997 or any adjournment thereof.

   1.ELECTION OF DIRECTORS

FOR all nominees listed below [ ]     WITHHOLD AUTHORITY
                                      TO VOTE FOR ALL NOMINEES LISTED BELOW [ ]

   Stanley J. Olander, Jr. and Martin Zuckerbrod

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

   2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE.

================================================================================

   Please indicate whether you plan to attend the Annual Meeting in person:
          [ ] Yes [ ] No

Dated: ___________________________, 1997

                                        ----------------------------------------
                                        Print Name

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature if held jointly

                                        Please  print  exact  name(s)  in  which
                                        shares are registered,  and sign exactly
                                        as name appears. When shares are held by
                                        joint  tenants,  both should sign.  When
                                        signing    as    attorney,     executor,
                                        administrator,   trustee  or   guardian,
                                        please  give  full  title as such.  If a
                                        corporation,   please   sign   in   full
                                        corporate  name by  President  or  other
                                        authorized  officer.  If a  partnership,
                                        please  sign  in  partnership   name  by
                                        authorized person.

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.